U.S. SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549

                               FORM 8-K
                            CURRENT REPORT


                Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934

                           January 26, 1998
                           (Date of Report)


                       DIGITAL POWER CORPORATION
        (Exact name of registrant as specified in its charter)

            CALIFORNIA                      1-12711           94-1721931
  (State or other jurisdiction of         (Commission      (I.R.S. Employer
  incorporation or organization)          File Number)     Identification No.)

  41920 Christy Street, Fremont, California 94538-3158; 510-657-2635
     (Address and telephone number of principal executive offices)


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     Pursuant to an Asset Sale Agreement (the "Agreement"), on January 26, 1998, Digital Power Corporation, a California corporation ("Digital Power"), acquired from Gresham Lion Technology Limited, an English corporation ("Gresham Lion"), certain assets of and assumed certain trade payables of Gresham Power Electronics ("Gresham Power"), formerly a division of Gresham Lion. The consideration paid for the acquisition was US$2.7 million, which amount is subject to adjustment depending upon the net asset value (accounts receivables, fixed assets and inventory less liabilities) ("NAV") as of the closing date. Specifically, pursuant to the Agreement, the acquisition amount shall be increased by US$1.6284 for each United Kingdom pound that Gresham Power's NAV exceeds UK<pound-sterling>1,100,000 as of the closing date, and shall be reduced by US$1.6284 for each United Kingdom pound that the NAV is less than UK<pound-sterling>1,100,000 as of the closing date.

     In addition to the foregoing, if the NAV as of March 31, 1998, equals or exceeds UK<pound-sterling>1,606,000, Gresham Lion shall be paid an additional US$300,000 subject to a reduction of US$1.6284 for every United Kingdom pound NAV is less than GB<pound-sterling>1,606,000. Further, Digital Power shall pay Gresham Lion an additional US$1.15 for every United Kingdom pound of earnings before interest and taxes which exceeds UK<pound-sterling>250,000, up to a maximum additional payment of US$300,000. Pursuant to the Agreement, Gresham Lion or its affiliates shall not compete with Gresham Power for a period of three (3) years from the closing date.

     The foregoing description of the acquisition of Gresham Power is a summary of certain of its provisions and reference is made to a copy of the Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by this reference for all of its terms and conditions.

     Headquartered in Salisbury, England, Gresham Power designs, manufactures, and distributes switching power supplies, uninterruptible power supplies, and frequency converters for the commercial and military markets. Headquartered in Fremont, California, Digital Power designs, develops, manufactures, and markets switching power supplies for sale to manufacturers of computer and other electronic equipment.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a)   Financial statements of businesses acquired.

     (b)   Pro forma information

     Financial statements of Gresham Power and pro forma information will be filed by amendment within 60 days of the due date of this Form 8-K.

     (b)   Exhibits.

           2.1 Asset Sale Agreement between Digital Power Corporation and Gresham Lion technology



                               SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 6, 1998               DIGITAL POWER CORPORATION,
                                      A CALIFORNIA CORPORATION



                                      /S/ ROBERT O. SMITH

                                      Robert O. Smith,
                                      Chief Executive Officer